                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c)or Section 240.14a-12

                                     PIXAR
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                      LOGO

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JULY 27, 1999

To the Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Pixar, a California corporation, will be held on Tuesday, July 27, 1999 at 9:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

          2. To ratify the appointment of KPMG LLP as independent auditors of Pixar for the fiscal year ending January 1, 2000.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only holders of record of Pixar's common stock at the close of business on June 11, 1999 are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

                                           By Order of the Board of Directors


                                           /s/ Edwin E. Catmull
                                           -------------------------------------
                                           Edwin E. Catmull
                                           Executive Vice President,
                                           Chief Technical Officer and Secretary

Richmond, California
June 25, 1999

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                     PIXAR
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Pixar, a California corporation, for use at Pixar's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, July 27, 1999 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103. The telephone number at that location is (415) 357-4000. Pixar's headquarters are located at 1001 West Cutting Boulevard, Richmond, California 94804, and the telephone number at that location is (510) 236-4000.

     This Proxy Statement and the enclosed proxy card were mailed on or about June 25, 1999, together with Pixar's 1998 Annual Report to Shareholders, to all shareholders entitled to vote at the Annual Meeting.

     Pixar's 1998 fiscal year began on January 1, 1998 and ended January 2, 1999. All references in this Proxy Statement to fiscal 1998 refer to the period from January 1, 1998 through January 2, 1999.

RECORD DATE

     Only holders of record of Pixar's common stock, no par value (the "Common Stock"), at the close of business on June 11, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 46,218,387 shares of Pixar's Common Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Pixar's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

PROXIES; REVOCABILITY OF PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by delivering to Pixar's Corporate Secretary a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by Pixar. Pixar may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of Pixar's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Pixar intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Any proposal of a shareholder of Pixar which is intended to be presented by such shareholder at Pixar's Annual Meeting of Shareholders in 2000 must be received by Pixar no later than February 26, 2000 in order for such proposal to be considered for inclusion in Pixar's proxy statement and form of proxy relating to such meeting.

     The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the Annual Meeting which is not included in this Proxy Statement. If a shareholder intends to present a proposal at Pixar's Annual Meeting of Shareholders in 2000 and the shareholder does not give appropriate notice to Pixar on or before May 11, 2000, the persons named as proxies may use their discretionary voting authority to vote on the proposal.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Pixar's seven nominees named below, all of whom are presently directors of Pixar. In the event that any nominee of Pixar is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been duly elected and qualified.

     The name and certain information regarding each nominee are set forth below. There are no family relationships among directors or executive officers of Pixar.

           NAME              AGE(1)                        POSITION WITH PIXAR
           ----              ------                        -------------------
Steve Jobs.................    44     Chairman, Chief Executive Officer and Office of the President
Larry W. Sonsini...........    58     Director
Skip M. Brittenham.........    57     Director
Joseph A. Graziano.........    55     Director
Jill E. Barad..............    47     Director
Edwin E. Catmull...........    54     Director, Executive Vice President, Chief Technical Officer
                                        and Office of the President
Lawrence B. Levy...........    40     Director

---------------
(1) As of June 11, 1999.

     Mr. Jobs is a co-founder of Pixar and has served as its Chairman since March 1991, as its Chief Executive Officer since February 1986 and in the Office of the President since February 1995. He has been a director of Pixar since February 1986. In addition, Mr. Jobs currently serves as interim Chief Executive Officer and as a member of the Board of Directors of Apple Computer, Inc. ("Apple"). Mr. Jobs was also a co-founder of NeXT Software, Inc. ("NeXT"), which developed and marketed object-oriented software for client/server business applications and the Internet, and served as the Chairman and Chief Executive Officer of NeXT from October 1985 until February 1997, when NeXT was acquired by Apple. Mr. Jobs then served as an advisor to Apple on a limited basis until assuming his current role as interim Chief Executive Officer at Apple.

     Mr. Sonsini has served as a director of Pixar since April 1995 and served as Secretary from April 1995 to October 1995. He has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati since 1966 and currently serves as the Chairman of the firm's Executive Committee. Mr. Sonsini also serves as a director of Lattice Semiconductor Corporation, Novell, Inc. and TIBCO Software, Inc. Mr. Sonsini received A.B. and L.L.B. degrees from the University of California, Berkeley.

     Mr. Brittenham has served as a director of Pixar since August 1995. He has been an attorney with the law firm of Ziffren, Brittenham, Branca & Fischer, an entertainment law firm, since 1978. Mr. Brittenham currently serves on the board of, or is a trustee of, numerous charitable organizations, including Conservation International, the American Oceans Campaign, the Environmental Media Association and the Alternative Medical AIDS Foundation. Mr. Brittenham received a B.S. from the United States Air Force Academy and a J.D. from the University of California at Los Angeles.

     Mr. Graziano has served as a director of Pixar since August 1995. From June 1989 to December 1995, he was the Executive Vice President and Chief Financial Officer of Apple and was a member of the Board of Directors of Apple from June 1993 until October 1995. From May 1987 to June 1989, Mr. Graziano served as Chief Financial Officer of Sun Microsystems, Inc. and from October 1981 to May 1985 as Chief Financial Officer of Apple. In addition, he has held accounting positions with various technology companies in the Silicon Valley. Mr. Graziano also serves as a director of IntelliCorp, Inc., Carrier Access Corporation and CIDCO Incorporated. Mr. Graziano received a B.S. in accounting from Merrimack College and is a certified public accountant.

     Ms. Barad has served as a director of Pixar since July 1997. She has been Chairman & Chief Executive Officer of Mattel, Inc. since October 1997. From January 1997 to October 1997, she was President and Chief Executive Officer of Mattel, Inc., and from July 1992 until December 1996, she was President and Chief Operating Officer. Ms. Barad serves as a director of Mattel, Inc. and Microsoft Corporation.

     Dr. Catmull is a co-founder of Pixar and has served as Executive Vice President and Chief Technical Officer since June 1995, in the Office of the President since February 1995 and as a director of Pixar since April, 1999. Dr. Catmull has served as Secretary of Pixar since April 1999. From March 1991 to February 1995, he served as President, from November 1988 to March 1991 he served as Chairman and from February 1986 to November 1988 he served as President. Prior to joining Pixar, he was Vice President of the Computer Division of Lucasfilm. Dr. Catmull received the Scientific and Engineering Award from The Academy of Motion Picture Arts and Sciences in 1992 and also received the SIGGRAPH Coons Award for lifetime contributions in 1993. Dr. Catmull is a member of the Scientific and Technical Awards Committee of the Academy of Motion Picture Arts and Sciences. Dr. Catmull received B.S. degrees in computer science and physics and a Ph.D in computer science from the University of Utah.

     Mr. Levy has served as a director of Pixar since April 1999. Mr. Levy was Executive Vice President, Chief Financial Officer and in the Office of the President from February 1995 to March 1999 and served as Secretary from October 1995 to March 1999. Prior to joining Pixar, he was Vice Chairman and Chief Financial Officer of Electronics for Imaging, Inc., a provider of hardware and software products for the digital color imaging market, where he held various executive positions from April 1991 until January 1995. From December 1987 to April 1991, he was head of the Technology Licensing and Distribution Department at the law firm of Wilson Sonsini Goodrich & Rosati, where he became a partner in February 1990. Mr. Levy also serves as a director of IDG Books Worldwide, Inc. Mr. Levy received a B.S. in business and accounting from Indiana University and a J.D. from Harvard Law School. Mr. Levy is also a certified public accountant.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of 3 meetings (including regularly scheduled and special meetings) during fiscal 1998 and also took certain actions by written consent. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which he or she served except for Skip Brittenham and Jill Barad who attended 67% of the meetings.

     The Board of Directors of Pixar has two standing committees which were established in October 1995: an Audit Committee and a Compensation Committee. Pixar has no nominating committee or a committee performing a similar function.

     The Audit Committee, which currently consists of Messrs. Graziano and Sonsini, is responsible for (i) recommending engagement of Pixar's independent auditors, (ii) approving the services performed by such auditors, (iii) consulting with such auditors and reviewing with them the results of their examination, (iv) reviewing and approving any material accounting policy changes affecting Pixar's operating results, (v) reviewing Pixar's control procedures and personnel, and (vi) reviewing and evaluating Pixar's accounting principles and its system of internal accounting controls. Mr. Brittenham is an alternate member of the Audit Committee and will serve when another member is unable to attend a committee meeting. The Audit Committee held 1 meeting during fiscal 1998.

     The Compensation Committee, which currently consists of Ms. Barad and Mr. Graziano, is responsible for (i) reviewing and approving the compensation and benefits for Pixar's officers and other employees, (ii) administering Pixar's stock option plans and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee did not hold any meetings during fiscal 1998, but Pixar's Board of Directors performed similar functions during fiscal 1998.

DIRECTOR COMPENSATION

     Directors who are not employees of Pixar receive a fee of $1,000 for each meeting attended of the Board of Directors and a fee of $1,000 for each meeting attended of a committee of the Board of Directors if such committee meeting is not held in conjunction with a meeting of the Board of Directors. All directors are reimbursed for expenses incurred in attending such meetings.

     Non-employee directors are eligible to receive option grants pursuant to Pixar's 1995 Director Option Plan (the "Director Plan") which was adopted by the Board of Directors in October 1995, approved by the shareholders in November 1995 and took effect in November 1995. A total of 200,000 shares of Common Stock has been reserved for issuance under the Director Plan. As of June 11, 1999, there were 70,000 options outstanding under the Director Plan. The Director Plan provides for an automatic grant of an option to purchase 30,000 shares of Common Stock (the "First Option") to each nonemployee director who first becomes a non-employee director (other than an employee director who ceases to be an employee but remains a director) after the effective date of the Director Plan on the date on which such person first becomes a non-employee director. Beginning on the third anniversary of the date he or she became an outside director, each nonemployee director will automatically be granted an option to purchase 10,000 shares of Common Stock (a "Subsequent Option") each year on the date of such anniversary, provided he or she is then a non-employee director. Each nonemployee director will be eligible to receive a Subsequent Option, regardless of whether such non-employee director was eligible to receive a First Option. First Options and each Subsequent Option will have a term of ten years. One-third of the shares subject to a First Option will vest one year after its date of grant and an additional one-third will vest at the end of each year thereafter, provided that the optionee continues to serve as a director on such dates. All of the shares subject to a Subsequent Option will vest one year after the date of the option grant, provided that the optionee continues to serve as a director on such date. The exercise prices of the First Option and each Subsequent Option will be 100% of the fair market value per share of Pixar's Common Stock on the date of the grant of the option. Ms. Barad was granted a First Option in July 1997 at an exercise price of $15.125 per share. Messrs. Brittenham and Graziano were each granted a Subsequent Option in August 1998 at an exercise price of $30.75 per share. Mr. Sonsini was granted Subsequent Options in April 1998 at an exercise price of $43.50 per share and in April 1999 at an exercise price of $40.875 per share. Ms. Barad and Mr. Levy, non-employee directors of Pixar, will be eligible for Subsequent Options under the Director Plan on the third anniversary of the dates they became directors. Messrs. Sonsini, Brittenham and Graziano, also non-employee directors, are eligible for Subsequent Options each year on the anniversary of the dates they became directors.

REQUIRED VOTE

     The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under California law.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RE-ELECTION OF MESSRS. JOBS, SONSINI, BRITTENHAM, GRAZIANO, CATMULL AND LEVY AND MS. BARAD.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP, independent certified public accountants, to audit the financial statements of Pixar for the fiscal year ending December 31, 1999. KPMG LLP has audited Pixar's financial statements since Pixar's inception. A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The Board of Directors has conditioned its appointment of Pixar's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event that the shareholders do not approve the selection of KPMG LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS PIXAR'S INDEPENDENT AUDITORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of Pixar as of June 11, 1999 for the following: (i) each person who is known by Pixar to own beneficially more than 5% of the outstanding shares of Pixar's Common Stock; (ii) each of Pixar's directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) all directors and executive officers of Pixar as a group.

                                                              NUMBER OF     PERCENT OF
                  NAME OF BENEFICIAL OWNER                    SHARES(1)      TOTAL(1)
                  ------------------------                    ----------    ----------
Steve Jobs..................................................  30,000,001       64.9%
  c/o Pixar
  1001 West Cutting Boulevard
  Richmond, CA 94804
Transamerica Corporation(2).................................   3,432,900        7.4
  600 Montgomery Street
  San Francisco, CA 94111
Disney Enterprises, Inc.(3).................................   2,500,100        5.2
  500 South Buena Vista Street
  Burbank, CA 91521
John Lasseter(4)............................................   1,041,121        2.2
Edwin E. Catmull(5).........................................     562,800        1.2
Lawrence B. Levy............................................     698,700        1.5
Sarah McArthur(6)...........................................      67,500          *
Larry W. Sonsini(7).........................................      14,528          *
Skip M. Brittenham(8).......................................      30,000          *
Joseph A. Graziano(9).......................................      30,000          *
Jill E. Barad(10)...........................................      21,000          *
All directors and executive officers as a group (9
  persons)(11)..............................................  32,465,650       69.4

---------------
  *  Represents less than 1% of the total.

 (1) Based on 46,218,387 shares outstanding on June 11, 1999. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of June 11, 1999 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) As indicated in the Schedule 13G/A filed by Transamerica Corporation pursuant to the Exchange Act on February 16, 1999. Includes 3,091,900 shares beneficially owned by direct and indirect subsidiaries of Transamerica Corporation.

 (3) As indicated in the Schedule 13D filed by Disney Enterprises, Inc. pursuant to the Exchange Act on April 18, 1997. Includes 1,500,000 shares issuable upon exercise of warrants.

 (4) Includes 340,521 shares subject to options that are exercisable within 60 days of June 11, 1999.

 (5) Includes 66,667 shares subject to options that are exercisable within 60 days of June 11, 1999.

 (6) Includes 67,500 shares subject to options that are exercisable within 60 days of June 11, 1999.

 (7) Includes 10,000 shares subject to options that are exercisable within 60 days of June 11, 1999.

 (8) Includes 30,000 shares subject to options that are exercisable within 60 days of June 11, 1999.

 (9) Includes 30,000 shares subject to options that are exercisable within 60 days of June 11, 1999.

(10) Includes 20,000 shares subject to options that are exercisable within 60 days of June 11, 1999.

(11) Includes 564,688 shares subject to options that are exercisable within 60 days of June 11, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires Pixar's executive officers, directors and persons who own more than ten percent of Pixar's Common Stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such executive officers, directors and ten-percent shareholders are also required by SEC rules to furnish Pixar with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by Pixar and written representations from certain reporting persons that no Forms 5 were required for such persons, Pixar believes that during fiscal 1998 all Section 16(a) filing requirements applicable to its executive officers, directors and ten-percent shareholders were complied with.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Pixar's Compensation Committee was formed in October 1995 and is currently composed of Ms. Barad and Mr. Graziano. No interlocking relationship exists between any member of Pixar's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Pixar.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and each of the five most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year (the "Named Officers"), information concerning compensation paid for services to Pixar in all capacities during the last three fiscal years.

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  ------------
                                                          ANNUAL COMPENSATION      SECURITIES
                                                         ----------------------    UNDERLYING
          NAME AND PRINCIPAL POSITION             YEAR   SALARY($)    BONUS($)     OPTIONS(#)
          ---------------------------             ----   ---------   ----------   ------------
Steve Jobs......................................  1998   $     50    $       --          --
  Chairman, Chief Executive Officer and           1997         --            --          --
     Office of the President                      1996         --            --          --

Edwin E. Catmull................................  1998    295,846            --          --
  Executive Vice President, Chief Technical
     Officer                                      1997    208,539            --          --
     and Office of the President                  1996    198,512            --          --

Lawrence B. Levy................................  1998    295,846            --          --
  Executive Vice President, Chief Financial
     Officer                                      1997    208,539            --          --
     and Office of the President(1)               1996    197,789            --          --

John Lasseter...................................  1998    769,315       250,000          --
  Executive Vice President, Creative Development  1997    625,903     1,250,000     125,000
                                                  1996    256,203            --          --

Sarah McArthur(2)...............................  1998    300,000            --     200,000
  Executive Vice President, Production            1997    196,148            --     200,000
                                                  1996        N/A           N/A         N/A

---------------
(1) Mr. Levy resigned from these positions as of March 31, 1999.

(2) Ms. McArthur joined Pixar in 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows, as to each of the Named Officers, information concerning stock options granted during fiscal 1998.

                          OPTION GRANTS IN FISCAL 1998

                                          INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                       -------------------------------------------------------       VALUE AT ASSUMED
                        NUMBER OF         % OF TOTAL                                  ANNUAL RATES OF
                       SECURITIES          OPTIONS                               STOCK PRICE APPRECIATION
                       UNDERLYING         GRANTED TO     EXERCISE                   FOR OPTION TERM(4)
                         OPTIONS         EMPLOYEES IN     PRICE     EXPIRATION   -------------------------
        NAME           GRANTED(1)       FISCAL YEAR(2)    ($/SH)     DATE(3)         5%            10%
        ----           -----------      --------------   --------   ----------   -----------   -----------
Steve Jobs...........         --              --%         $   --          --     $       --    $       --
Edwin E. Catmull.....         --              --              --          --             --            --
Lawrence B. Levy.....         --              --              --          --             --            --
John Lasseter........         --              --              --          --             --            --
Sarah McArthur.......    200,000(5)          6.2           21.38      1/9/08      2,688,525     6,813,249

---------------
(1) All options in this table were granted under the 1995 Stock Plan and have exercise prices equal to the fair market value on the date of grant.

(2) Pixar granted options for 3,205,922 shares of Common Stock to employees in fiscal 1998.

(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of Pixar.

(4) The 5% and 10% assumed rates of appreciation are provided in accordance with rules of the SEC and do not represent Pixar's estimate or projection of the future Common Stock price. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to date.

(5) These options are nonstatutory stock options which vest over a four-year period at the rate of one-fourth at the end of each year from the vesting start date.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, for each of the Named Officers, certain information concerning stock options exercised during fiscal 1998, and the number of shares subject to both exercisable and unexercisable stock options as of fiscal year-end. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Pixar's Common Stock as of January 2, 1999 (Pixar's 1998 fiscal year-end).

                 AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                       FISCAL 1998 YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          SHARES                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                         ACQUIRED        VALUE      OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END($)(1)
                            ON         REALIZED     ---------------------------   ---------------------------
         NAME           EXERCISE(#)       ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   -----------   -----------   -------------   -----------   -------------
Steve Jobs............         --     $        --          --             --      $        --    $       --
Edwin E. Catmull......    340,000       9,508,250      66,667         83,333        2,320,012     2,899,988
Lawrence B. Levy......    946,210      33,036,202     136,124         66,666        4,737,115     2,319,977
John Lasseter.........    405,000      15,272,813     489,959        151,041       16,565,982     4,313,393
Sarah McArthur........     15,000         572,500      64,167        320,833        1,427,716     5,413,534

---------------
(1) Market value of underlying securities based on the closing price of Pixar's Common Stock on December 31, 1998 (the last trading day of fiscal 1998) on the Nasdaq National Market of $35.00 minus the exercise price.

EMPLOYMENT AGREEMENT

     In February 1997, Pixar entered into a new employment agreement with John Lasseter that extends until February 23, 2004. Pursuant to the agreement, Mr. Lasseter received a signing bonus of $1,250,000 and was granted additional stock options to purchase 125,000 shares of Pixar's Common Stock which vest over four years. The agreement provides for a current annual salary of $816,480 with 8% annual increases. The agreement also provides for the payment of a bonus (the "Motion Picture Bonus") based upon domestic theatrical box office gross receipts from feature-length animated motion pictures ("Feature Films") directed by Mr. Lasseter. Under the agreement, Mr. Lasseter will direct three Feature Films and has the option to direct certain sequels to Feature Films he directed if Pixar elects to produce such sequels within twelve years after the initial release of the applicable picture. During the term of the agreement, Mr. Lasseter is prohibited from accepting other employment and from becoming financially interested or associated with any entity engaged in a related or competitive business. Pixar can terminate the agreement at any time for any reason. However, if Pixar terminates Mr. Lasseter's employment without cause, Pixar must pay Mr. Lasseter (i) an amount equal to 75% of the balance of the salary Mr. Lasseter would have earned through the remainder of the term of the agreement and (ii) any portion of the Motion Picture Bonus as and if due. In addition, the vesting of Mr. Lasseter's stock options would accelerate so that they would be exercisable in full and Mr. Lasseter could accept employment with any third party.

                              CERTAIN TRANSACTIONS

     Pixar has engaged the law firm of Ziffren, Brittenham, Branca & Fischer ("ZBB&F") to handle certain matters. Skip M. Brittenham, a director of Pixar, is a senior partner of the firm. Pixar has also engaged the law firm of Wilson Sonsini Goodrich & Rosati ("WSGR") to handle certain legal matters. Larry W. Sonsini, a director of Pixar, is a member of the firm. Payments by Pixar to each of ZBB&F and WSGR did not exceed five percent of either law firm's respective gross revenues in the last fiscal year of either such firm.

     Pixar believes that all of the transactions set forth above were made on terms no less favorable to Pixar than could have been obtained from unaffiliated third parties. All future transactions, including loans, between Pixar and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to Pixar than could be obtained from unaffiliated third parties.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") was formed in October 1995 and is responsible for reviewing the compensation and benefits for Pixar's executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers Pixar's stock option plans and makes grants to executive officers under the 1995 Stock Plan.

COMPENSATION PHILOSOPHY

     The Committee's compensation philosophy is to provide cash and equity incentives to Pixar's executive officers and other employees to attract personnel of the highest caliber in order to maintain Pixar's competitive position. The goals of the Committee are to:

     - attract, retain and motivate highly qualified executive officers and employees who contribute to the long-term success of Pixar

     - align the compensation of executive officers with business objectives and performance

     - align incentives for executive officers with the interests of shareholders in maximizing value

     Pixar currently intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code.

ELEMENTS OF COMPENSATION

     The compensation for executive officers is based on two elements: Base Compensation and Long-Term Incentive Compensation.

     Base Compensation is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry. Mr. Lasseter is compensated pursuant to an employment agreement. See "Executive Officer
Compensation -- Employment Agreements." The compensation of the other executive officers, except for the Chief Executive Officer who received $50.00 in fiscal 1998, is reviewed annually by the Committee and increased on the basis of performance, Pixar's financial results for the previous year and competitive conditions.

     Long-Term Incentive Compensation is provided through grants of stock options pursuant to Pixar's 1995 Stock Plan. Ownership of Pixar's Common Stock is a key element of executive compensation and is intended to provide additional incentives to the executive officers to maximize shareholder value. Executive officers and other employees of Pixar are eligible to participate in the 1995 Stock Plan. The 1995 Stock Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options typically vest over a four-year period and thus require the employee's continuing service to the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Pixar's Chief Executive Officer received $50.00 in compensation for his services in fiscal 1998.

                                           THE BOARD OF DIRECTORS

                                           Steve Jobs
                                           Larry W. Sonsini
                                           Skip M. Brittenham
                                           Joseph A. Graziano
                                           Jill E. Barad
                                           Edwin E. Catmull
                                           Lawrence B. Levy

                      PIXAR STOCK PRICE PERFORMANCE GRAPH

     The following graph compares Pixar's cumulative total shareholder return with those of the H&Q Technology Index, the Nasdaq Stock Market Index-U.S. and the Standard & Poor's Entertainment Index. The graph assumes that $100 was invested on November 29, 1995 (the date of Pixar's initial public offering) in
(i) Pixar's Common Stock and (ii) the H&Q Technology Index, the Nasdaq Stock Market Index-U.S. and the Standard & Poor's Entertainment Index, including reinvestment of dividends. No dividends have been paid or declared on Pixar's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                                                                  H&Q TECHNOLOGY      NASDAQ STOCK MARKET-    S&P ENTERTAINMENT
                                               PIXAR                  INDEX                    US                   INDEX
                                               -----              --------------      --------------------    -----------------
Nov. 29, 1995                                  100.00                 100.00                 100.00                 100.00
Dec. 1995                                      131.25                  98.00                  98.00                  97.37
Dec. 1996                                       59.09                 115.00                 122.00                  98.76
Dec. 1997                                       98.30                 109.00                 148.00                 141.02
Dec. 1998                                      159.09                 239.00                 207.00                 187.44
March 1999                                     178.98                 260.00                 233.00                 211.77

                                 OTHER MATTERS

     Pixar knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as Pixar may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                                           THE BOARD OF DIRECTORS

Richmond, California
June 25, 1999

                                     PIXAR

                 PROXY FOR PIXAR ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder of PIXAR, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 25, 1999, and hereby appoints Steve Jobs and Edwin E. Catmull, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Common Stock of PIXAR that the undersigned is entitled to vote at the Annual Meeting of Shareholders of PIXAR to be held on July 27, 1999 at 9:00 a.m., local time, in the Wattis Theater at the San Francisco Museum of Modern Art located at 151 Third Street, San Francisco, California 94103, and at any adjournment thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

 ---------------                                                 ---------------
 | SEE REVERSE |  CONTINUED AND TO BE SIGNED ON REVERSE SIDE     | SEE REVERSE |
 |    SIDE     |                                                 |    SIDE     |
 ---------------                                                 ---------------

                                  DETACH HERE

    Please mark
[X] votes as in
    this example.


A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1. Election of seven Directors.

   Nominees: Steve Jobs, Larry W. Sonsini, Skip M. Brittenham, Joseph A.
             Graziano, Jill E. Barad, Edwin E. Catmull and Lawrence B. Levy.

                   FOR                 WITHHELD
              ALL NOMINEES  [ ]        FROM ALL  [ ]
                                       NOMINEES


[ ] ______________________________________
    For all nominees except as noted above

                                                          FOR  AGAINST   ABSTAIN

2. Proposal to ratify the appointment of KPMG             [ ]    [ ]       [ ]
   LLP as Pixar's independent auditors for the fiscal year ending January 1, 2000.

3. In their discretion, the proxies are authorized        [ ]    [ ]       [ ]
   to vote upon such other business as may properly come before the meeting or any adjournment thereof.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]


Please sign exactly as your name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should give their titles.


Signature: ______________ Date: _______ Signature: ______________ Date: _______